EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITORS

                                STEGMAN & COMPANY
                          Certified Public Accountants
                                    Suite 200
                               405 East Joppa Road
                            Baltimore, Maryland 21286
                                 (410) 823-8000


The Board of Directors
Cecil Bancorp, Inc.

We hereby consent to the incorporation in item 7 of this Annual Report on Form 10-KSB of Cecil Bancorp, Inc. and Subsidiaries and to the incorporation by reference in Registration Statement Numbers 333-3510 on Form S-3 and 033-81374 on Form S-8 of our report dated January 25, 2002, relating to the consolidated financial statements of Cecil Bancorp, Inc. and Subsidiaries.


/s/ Stegman & Company
Stegman & Company

Baltimore, Maryland
April 1, 2002